UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026 (January 12, 2026)

FedEx Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	Commission File Number: 1-15829	62-1721435 (IRS Employer Identification No.)

942 South Shady Grove Road Memphis, Tennessee (Address of principal executive offices)	38120 (ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	FDX	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
0.450% Notes due 2029	FDX 29B	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
1.300% Notes due 2031	FDX 31B	New York Stock Exchange
3.500% Notes due 2032	FDX 32	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange
0.950% Notes due 2033	FDX 33A	New York Stock Exchange
4.125% Notes due 2037	FDX 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01. Entry into a Material Definitive Agreement.

In contemplation of the planned spin-off (the “Spin-Off”) of FedEx Freight Holding Company, Inc. (“FedEx Freight”), on January 15, 2026, FedEx Freight, which is currently, and will be until the consummation of the Spin-Off, a wholly owned subsidiary of FedEx Corporation (“FedEx”), entered into (a) a five-year revolving credit facility in an aggregate committed amount of $1.2 billion (including a letter of credit sub-facility in an aggregate face amount of up to $50 million) (the “Revolving Credit Facility”) and (b) a three-year delayed draw term loan facility in the aggregate principal amount of $600 million (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). The following is a summary of certain terms and provisions of the Credit Facilities and is subject to and qualified in its entirety by reference to the full text of the agreements governing the Revolving Credit Facility and the Term Loan Facility, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The definitive documentation for the Credit Facilities is based on the Five-Year Credit Agreement, dated as of March 15, 2024 (as amended by the First Amendment, dated as of October 31, 2025), by and among FedEx, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent thereunder, with such changes that are usual and customary for facilities and transactions of this type, including to reflect the Spin-Off and, with respect to the Term Loan Facility, provisions to reflect the term loan nature of the facility. The Credit Facilities provide for borrowings in U.S. Dollars.

The availability of borrowings under the commitments in respect of the Revolving Credit Facility is conditioned on the consummation of the Spin-Off and the funding of the Term Loan Facility is conditioned on FedEx Freight’s good faith anticipation of the Spin-Off occurring within five (5) business days after such funding.

Borrowings under the Credit Facilities bear interest at a rate per annum equal to either of the following, plus, in each case, an applicable margin: (a) the base rate or (b) a benchmark reference rate (initially based on a forward-looking term SOFR-based rate). The applicable margin for borrowings under the Credit Facilities ranges from 0.00% to 0.75% with respect to base rate borrowings and 1.00% to 1.75% with respect to benchmark rate borrowings, in each case, based on FedEx Freight’s credit rating.

In addition to paying interest on outstanding principal under the Credit Facilities, FedEx Freight will pay (i) with respect to the Credit Facilities, customary agency fees, (ii) with respect to the Revolving Credit Facility, (a) a commitment fee in respect of the unutilized commitments thereunder and (b) customary letter of credit fees, and (iii) with respect to the Term Loan Facility, a ticking fee in respect of the undrawn commitments thereunder. The commitment fees in respect of the Revolving Credit Facility, and the ticking fees in respect of the Term Loan Facility, range from 0.09% to 0.25% of unutilized commitments thereunder per annum, based on FedEx Freight’s credit rating.

The Credit Facilities allow FedEx Freight to voluntarily prepay outstanding loans under the Credit Facilities at any time without premium or penalty, other than customary “breakage” costs. FedEx Freight may borrow, prepay, and reborrow amounts under the Revolving Credit Facility. Amounts borrowed and repaid or prepaid under the Term Loan Facility may not be reborrowed. The Credit Facilities allow FedEx Freight to voluntarily reduce the unutilized portion of the commitments.

The commitments under the Revolving Credit Facility will terminate on the earliest of (i) the date of public announcement by FedEx of the abandonment of the Spin-Off; (ii) 5:00 p.m., New York City time, on August 31, 2026 (if the closing date thereunder has not occurred by such time); and (iii) the maturity date.

The commitments under the Term Loan Facility will terminate on the earliest of (i) the date of public announcement by FedEx of the abandonment of the Spin-Off; (ii) the date of funding of the term loan; (iii) the Spin-Off occurring without funding of the term loan; (iv) five business days after the date on which the term loan becomes available for drawing thereunder, as such date may be extended or restarted in accordance with the Term Loan Facility (such date, the “Term Loan End Date”); and (v) August 31, 2026.

Neither Credit Facility has any scheduled amortization.

Any revolving loans outstanding under the Revolving Credit Facility will be due and payable in full on the maturity date, which will originally be the fifth anniversary of the closing date (which is expected to occur substantially concurrently with the Spin-Off). The Revolving Credit Facility provides the ability for FedEx Freight to extend the maturity date of the Revolving Credit Facility by one-year up to two times, subject to certain customary conditions and restrictions.

All outstanding amounts under the Term Loan Facility will be due and payable on the earlier of (i) the maturity date and (ii) five business days after the Term Loan End Date, if the Spin-Off has not occurred by such date (and the lenders have not agreed to extend such date). The maturity date under the Term Loan Facility will be the three-year anniversary of the funding date.

The Revolving Credit Facility permits FedEx Freight to request, from time to time and subject to certain customary conditions, an increase in the aggregate amount available under the Revolving Credit Facility of up to $600 million.

Obligations under the Credit Facilities may be guaranteed by certain of FedEx Freight’s subsidiaries from time to time, and will be guaranteed by FedEx until consummation of the Spin-Off. Upon consummation of the Spin-Off, FedEx and any subsidiary of FedEx that is a guarantor under the Credit Facilities will be automatically released from such guarantee.

The Credit Facilities contain certain negative covenants that, among other things and subject to certain exceptions, restrict the ability of FedEx Freight and each of its subsidiaries to:

•	with respect to subsidiaries that are not guarantors, incur additional indebtedness (including guarantees thereof);

•	create liens on their assets;

•	merge, consolidate, or enter into analogous transactions with other persons, or sell all or substantially all of their assets; and

•	repurchase their common stock, pay dividends, or make similar distributions on their capital stock while an event of default has occurred and is continuing.

The Credit Facilities require that FedEx Freight maintain, on a quarterly basis, beginning with the first full fiscal quarter ending after the Spin-Off, a total leverage ratio of no more than (a) in the case of any fiscal quarter ending prior to the date that is seven months after the date of the Spin-Off, 3.75:1.00 and (b) in the case of any fiscal quarter ending on or after the date that is seven months after the date of the Spin-Off, 3.50:1.00. Following the consummation of an acquisition for which the aggregate cash consideration is at least $500 million, FedEx Freight may elect to increase the total leverage ratio to 4.00:1.00 with respect to the fiscal quarter during which such acquisition is consummated and the immediately following three fiscal quarters, provided that there must be at least two consecutive fiscal quarters between such elections during which no increase to the total leverage ratio is in effect.

The Credit Facilities also contain conditions precedent, representations and warranties, affirmative covenants, and events of default (including as the result of a change of control), in each case, usual and customary for facilities and transactions of this type.

The proceeds of the term loan under the Term Loan Facility shall be used, in whole or in part, to (i) finance the payment of a cash distribution to FedEx in connection with the Spin-Off, (ii) fund other transactions in connection with the Spin-Off, and (iii) pay fees and expenses related to the Spin-Off (including, without limitation, the fees and expenses with respect to the Term Loan Facility).

The proceeds of the borrowings under the Revolving Credit Facility shall be used, in whole or in part, (i) for general corporate purposes (including acquisitions) and (ii) to pay fees and expenses related to the Spin-Off (including, without limitation, the fees and expenses with respect to the Revolving Credit Facility). Letters of credit issued under the Revolving Credit Facility will be used for general corporate purposes of FedEx Freight and its subsidiaries.

Certain of the lenders under the Credit Facilities and their affiliates engage in transactions with, and perform services for, FedEx and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in other commercial banking transactions and investment banking, financial advisory, and other financial services transactions with FedEx and its affiliates.

SECTION 2. FINANCIAL INFORMATION.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2026, Stephen E. Gorman notified the board of directors of FedEx (the “Board”) of his decision to resign from the Board effective upon his joining the board of directors of FedEx Freight upon the planned spin-off of FedEx Freight by FedEx. There were no disagreements between Mr. Gorman and FedEx or the Board on any matter relating to FedEx’s operations, policies, or practices or any other matter.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Revolving Credit Agreement, dated as of January 15, 2026, by and among FedEx Freight Holding Company, Inc., as borrower, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.*
10.2	Delayed Draw Term Loan Agreement, dated as of January 15, 2026, by and among FedEx Freight Holding Company, Inc., as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. FedEx will furnish supplementally copies of such attachments to the Securities and Exchange Commission or its staff upon request.

FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K, such as statements relating to the Spin-Off, may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expected,” “anticipated,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, our ability to successfully implement the Spin-Off and achieve the anticipated benefits of such transaction and other factors which can be found in FedEx’s press releases and filings with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. FedEx does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: January 16, 2026	By:	/s/ Trampas T. Gunter
Trampas T. Gunter
Corporate Vice President, Corporate Development and Treasurer

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